    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 23, 1999.


                                                      REGISTRATION NO. 333-74937

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            AMERICAN AIRLINES, INC.
             (Exact name of registrant as specified in its charter)

                        DELAWARE                                                13-1502798
            (State or other jurisdiction of                                  (I.R.S. Employer
             incorporation or organization)                               Identification Number)

                                P.O. BOX 619616
                  DALLAS/FORT WORTH AIRPORT, TEXAS 75261-9616
                                 (817) 963-1234
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                ANNE H. MCNAMARA, ESQ.                                  JOHN T. CURRY, III, ESQ.
       SENIOR VICE PRESIDENT AND GENERAL COUNSEL                          DEBEVOISE & PLIMPTON
                AMERICAN AIRLINES, INC.                                     875 THIRD AVENUE
                    P.O. BOX 619616                                     NEW YORK, NEW YORK 10022
           DALLAS/FORT WORTH AIRPORT, TEXAS                                  (212) 909-6000
                      75261-9616
                    (817) 963-1234

 (Name, address, including zip code, and telephone number, including area code, of agents for service)

                                    Copy to:
                           ROHAN S. WEERASINGHE, ESQ.
                              SHEARMAN & STERLING
                              599 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 848-4000
                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time, as determined by market conditions, after the effective date of this registration statement.
                            ------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE CANNOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION, DATED APRIL 23, 1999


                                 $1,250,000,000

                            AMERICAN AIRLINES, INC.

                           PASS THROUGH CERTIFICATES

     This Prospectus relates to the issuance of Pass Through Certificates by one or more Pass Through Trusts to be formed by American Airlines, Inc. We will describe the specific terms of any offering of Pass Through Certificates in a Prospectus Supplement to this Prospectus. You should read this Prospectus and the applicable Prospectus Supplements carefully before you invest.

THE PASS THROUGH CERTIFICATES --

     - Will be issued in one or more series.

     - Will be payable at the times and in the amounts specified in the accompanying Prospectus Supplement.

     - Will represent interests in the relevant Trust only, will be paid only from the assets of that Trust and will not represent obligations of, or be guaranteed by, American.

     - May have one or more forms of credit or liquidity enhancement.

EACH PASS THROUGH TRUST --

     - Will own:

      - Equipment Notes of one or more series, and

      - other property described in this Prospectus and the accompanying Prospectus Supplement.

     - Will pass through payments on the Equipment Notes and other property that it owns, subject to any applicable subordination provisions.

THE EQUIPMENT NOTES --

     - Will be either

      - Owned Aircraft Notes issued by American, or

      - Leased Aircraft Notes issued on a non-recourse basis by owner trustees pursuant to aircraft leveraged leases with American. The amounts due from American under each such lease will be sufficient to make all regularly scheduled payments required on the related Equipment Notes, subject to some limited exceptions.
                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

             The date of this Prospectus is                , 1999.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About This Prospectus.......................................    2
Where You Can Find More Information.........................    2
The Company.................................................    4
Ratio of Earnings to Fixed Charges..........................    4
Formation of the Trusts.....................................    4
Use of Proceeds.............................................    5
Description of the Pass Through Certificates................    5
Description of the Equipment Notes..........................   18
Credit Enhancements.........................................   24
Certain Federal Income Tax Consequences.....................   24
Certain Connecticut Taxes...................................   26
ERISA Considerations........................................   26
Plan of Distribution........................................   27
Legal Opinions..............................................   28
Experts.....................................................   28

                             ABOUT THIS PROSPECTUS

     This Prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf process, we may sell the Pass Through Certificates described in this Prospectus in one or more offerings. This Prospectus provides you with a general description of the Pass Through Certificates we may offer. Each time we sell Pass Through Certificates, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read carefully both this Prospectus and any applicable Prospectus Supplement, together with the additional information described below under "Where You Can Find More Information."

     This Prospectus does not contain all of the information set forth in the registration statement that we filed with the SEC or in the exhibits to that registration statement. For further information about American or the Pass Through Certificates, you should refer to that registration statement and its exhibits. Statements contained in this Prospectus or in any Prospectus Supplement as to the contents of any contract or other document are not necessarily complete, and you should review the full text of those contracts and other documents.

     The registration statement that we filed with the SEC relating to the Pass Through Certificates can be obtained from the SEC, as described below under "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports with the SEC. These SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any such document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, and in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and copy charges.

     The SEC allows us to "incorporate by reference" the information we file with it, which means:

     - we can disclose important information to you by referring you to those documents;

     - information incorporated by reference is considered to be part of this Prospectus, even though it is not repeated in this Prospectus or in any Prospectus Supplement; and

     - information that we file with the SEC will automatically update and supersede this Prospectus and any Prospectus Supplements.

     We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (i) after the date of the filing of this registration statement and prior to its effectiveness and (ii) until we complete our offering of Pass Through Certificates:

     - Annual Report on Form 10-K for the year ended December 31, 1998.


     - Current Reports on Form 8-K filed February 18, 1999, February 24, 1999, March 18, 1999 and April 23, 1999.


     You may obtain a copy of these filings (other than their exhibits, unless those exhibits are specifically incorporated by reference in the filings) at no cost by writing or telephoning us at the following address:

       Corporate Secretary
        American Airlines, Inc.
        P.O. Box 619616, Mail Drop 5675
        Dallas/Fort Worth Airport, Texas 75261-9616
        (817) 963-1234

     You should rely only on the information incorporated by reference or provided in this Prospectus or any applicable Prospectus Supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell any Pass Through Certificates in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this Prospectus or any Prospectus Supplement is accurate as of any date other than the date on the front page of those documents. Also, you should not assume that there has been no change in the affairs of American since the date of this Prospectus or any applicable Prospectus Supplement.

                                  THE COMPANY

     American, the principal subsidiary of AMR Corporation, was founded in 1934. American is one of the largest scheduled passenger airlines in the world. At the end of 1998, American provided scheduled jet service to more than 180 destinations throughout North America, the Caribbean, Latin America, Europe and the Pacific. American is also one of the largest scheduled air freight carriers in the world, providing a full range of freight and mail services to shippers throughout its system.

     The postal address for American's principal executive offices is P.O. Box 619616, Dallas/Fort Worth Airport, Texas 75261-9616 (Telephone: 817-963-1234).

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table contains American's ratio of earnings to fixed charges for the periods indicated:

                                                YEAR ENDED DECEMBER 31,
                                          ------------------------------------
                                          1994    1995    1996    1997    1998
                                          ----    ----    ----    ----    ----
Ratio of Earnings to Fixed Charges......  1.07    1.00    1.88    2.27    2.82


     For purposes of the table, "earnings" represents American's consolidated income from continuing operations before income taxes, extraordinary items and fixed charges (excluding interest capitalized). "Fixed charges" consists of interest expense (including interest capitalized), amortization of debt expense and the portion of rental expense we deem representative of the interest factor.


                            FORMATION OF THE TRUSTS

     American will enter into a Pass Through Trust Agreement (the "Basic Agreement") with State Street Bank and Trust Company of Connecticut, National Association, as Trustee (the "Trustee"). Each series of Pass Through Certificates will be issued by a separate Trust. Each separate Trust will be formed pursuant to the Basic Agreement and a specific supplement to the Basic Agreement (each, a "Trust Supplement") between American and the Trustee. All Pass Through Certificates issued by a particular Trust will represent fractional undivided interests in such Trust and the property held in such Trust, and, subject to the effect of any cross-subordination provisions described in the applicable Prospectus Supplement, will have no rights, benefits or interest in respect of any other Trust or the property held in any other Trust.

     Concurrently with the execution and delivery of each Trust Supplement, the Trustee, on behalf of the Trust formed by the Trust Supplement, will enter into one or more agreements (each such agreement being herein referred to as a "Note Purchase Agreement") pursuant to which it will agree to purchase one or more Equipment Notes. All of the Equipment Notes that constitute the property of any one Trust will have an identical interest rate, and this interest rate will be equal to the rate applicable to the Pass Through Certificates issued by such Trust. The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final distribution date applicable to the Pass Through Certificates issued by such Trust. The Trustee will distribute principal, premium, if any, and interest payments received by it as holder of the Equipment Notes to the registered holders of Pass Through Certificates (the "Certificateholders") of the Trust in which such Equipment Notes are held, subject to the effect of any cross-subordination provisions described in the applicable Prospectus Supplement.

                                USE OF PROCEEDS

     Except as set forth in the applicable Prospectus Supplement, the Trustee for each Trust will use the proceeds from the sale of the Pass Through Certificates issued by such Trust to purchase one or more Owned Aircraft Notes or Leased Aircraft Notes. The Owned Aircraft Notes will be secured by certain aircraft owned or to be owned by American ("Owned Aircraft"), and the Leased Aircraft Notes will be secured by certain aircraft leased or to be leased to American ("Leased Aircraft"). In certain cases, Owned Aircraft Notes or Leased Aircraft Notes may be issued to refinance debt, lease or other transactions previously entered into to finance the applicable aircraft.

     A Trust may hold Owned Aircraft Notes or Leased Aircraft Notes that are subordinated in right of payment to other Equipment Notes or other debt related to the same Owned or Leased Aircraft. In addition, the Trustees on behalf of one or more Trusts may enter into an intercreditor or subordination agreement establishing priorities among series of Pass Through Certificates. Also, a liquidity facility may support one or more payments on the Equipment Notes or Pass Through Certificates of one or more series. We will describe any such credit enhancements in the applicable Prospectus Supplement.

     To the extent that the Trustee does not use the proceeds of any offering of Pass Through Certificates to purchase Equipment Notes on the date of issuance of such Pass Through Certificates, it will hold such proceeds for the benefit of the holders of such Pass Through Certificates under arrangements that we will describe in the applicable Prospectus Supplement. If the Trustee does not subsequently use any portion of such proceeds to purchase Equipment Notes by the relevant date specified in the applicable Prospectus Supplement, it will return that portion of such proceeds to the holders of such Pass Through Certificates.

     In addition, we may offer Pass Through Certificates subject to delayed aircraft financing arrangements, such as the following:

     - A Trust may purchase Leased Aircraft Notes issued by an Owner Trustee prior to the purchase of certain Leased Aircraft by such Owner Trustee or the commencement of the related Lease.

     - A Trust may purchase Owned Aircraft Notes issued by American prior to the expected delivery date of certain Owned Aircraft.


     - The proceeds of the offering of such Pass Through Certificates may be invested with a depositary or represented by escrow receipts until used to purchase Equipment Notes.


     In such circumstances, we will describe in the Prospectus Supplement how the proceeds of the Pass Through Certificates will be held or applied during any such delayed aircraft financing period, including any depositary or escrow arrangements.

                  DESCRIPTION OF THE PASS THROUGH CERTIFICATES

     The following description is a summary of the terms of the Pass Through Certificates that we expect will be common to all series. Most of the financial terms and other specific terms of any series of Pass Through Certificates will be described in a Prospectus Supplement to be attached to this Prospectus. Since the terms of the specific Pass Through Certificates may differ from the general information provided below, you should rely on the information in the Prospectus Supplement instead of the information in this Prospectus if the information in the Prospectus Supplement is different from the information below.

     Because the following description is a summary, it does not describe every aspect of the Pass Through Certificates, and it is subject to and qualified in its entirety by reference to all the provisions of the Basic Agreement and the applicable Trust Supplements. The form of Basic Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. American will file with the SEC the Trust Supplement relating to each series of Pass Through Certificates and the forms of Indenture, Lease (if any), Note Purchase Agreement, intercreditor and subordination agreement (if any) and liquidity facility agreement (if any) relating to any offering of Pass Through Certificates as exhibits to a post-effective amendment to the Registration Statement of which this Prospectus is a part or a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K.

     The Pass Through Certificates offered pursuant to this Prospectus will be limited to $1,250,000,000 aggregate public offering price (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign or composite currencies or currency units).

     To the extent that any provision in any Prospectus Supplement is inconsistent with any provision in this summary, the provision in such Prospectus Supplement will control.

GENERAL

     The Pass Through Certificates of each Trust will be issued in fully registered form only. Each Pass Through Certificate will represent a fractional undivided interest in the separate Trust created by the Basic Agreement and the Trust Supplement pursuant to which such Pass Through Certificate is issued, and all payments and distributions will be made only from the Trust Property of each Trust. The Trust Property will include (i) the Equipment Notes held in such Trust and all monies at any time paid thereon and all monies due and to become due thereunder, subject to the effect of any cross-subordination provisions described in the applicable Prospectus Supplement, (ii) funds from time to time deposited with the Trustee in accounts relating to such Trust and (iii) if so specified in the applicable Prospectus Supplement, rights under any cross-subordination arrangements, monies receivable under any liquidity facility and any other rights or property described therein.

     Equipment Notes may be Owned Aircraft Notes or Leased Aircraft Notes. American will issue Owned Aircraft Notes under separate trust indentures (the "Owned Aircraft Indentures") between American and a bank, trust company or other institution or person specified in the related Prospectus Supplement, as trustee thereunder (in such capacity, herein referred to as the "Loan Trustee"). The Owned Aircraft Notes will be recourse obligations of American. The Owned Aircraft may secure additional debt or be subject to other financing arrangements.


     Leased Aircraft Notes will be issued in connection with the leveraged lease of Leased Aircraft to American. Except as set forth in the applicable Prospectus Supplement, each Leased Aircraft will be leased to American under a lease (a "Lease") between American and a bank, trust company or other institution acting not in its individual capacity but solely as trustee (an "Owner Trustee") of a separate trust for the benefit of one or more beneficial owners (each, an "Owner Participant") of the Leased Aircraft. Owner Participants may include American or affiliates of American. The Owner Trustee will issue the Leased Aircraft Notes on a non-recourse basis under separate trust indentures (the "Leased Aircraft Indentures") between it and the applicable Loan Trustee to finance or refinance a portion of the cost to it of the applicable Leased Aircraft. The Owner Trustee will obtain a portion of the funding for the Leased Aircraft from the equity investments of the related Owner Participants and, to the extent set forth in the applicable Prospectus Supplement, additional debt secured by such Leased Aircraft or other sources. The Leased Aircraft also may be subject to other financing arrangements. No Owner Trustee or Owner Participant, however, will be personally liable for any principal or interest payable under the related Leased Aircraft Indenture or the Leased Aircraft Notes issued thereunder. The rents and other amounts payable by American under the Lease relating to any Leased Aircraft will be in amounts sufficient to pay when due all principal and interest payments on the Leased Aircraft Notes issued under the Leased Aircraft Indenture in respect of such Leased Aircraft, subject to some limited exceptions.


     Each Pass Through Certificate will represent a pro rata share of the outstanding principal amount of the Equipment Notes and other property held in the related Trust. Unless otherwise specified in the applicable Prospectus Supplement, each Pass Through Certificate will be issued in minimum denominations of $1,000 or any integral multiple of $1,000 except that one Pass Through Certificate of each series may be issued in a different denomination. The Pass Through Certificates do not represent an interest in or obligation of American, the Trustee, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant, or any of their respective affiliates. Each Certificateholder by its acceptance of a Pass Through

Certificate agrees to look solely to the income and proceeds from the Trust Property of the applicable Trust as provided in the Basic Agreement and the applicable Trust Supplement.

     A Trust may hold Owned Aircraft Notes or Leased Aircraft Notes that are subordinated in right of payment to other Equipment Notes or other debt relating to the same or certain related Owned Aircraft or Leased Aircraft. In addition, the Trustees on behalf of one or more Trusts may enter into an intercreditor or subordination agreement or similar arrangements establishing priorities among series of Pass Through Certificates. Also, payments in respect of the Pass Through Certificates of one or more series, or the Equipment Notes of one or more series, or both, may be supported by a liquidity facility or similar arrangements. See "Credit Enhancements" below. Any such intercreditor, subordination, liquidity facility or other credit enhancement arrangements will be described in the applicable Prospectus Supplement. This description assumes that the Pass Through Certificates will be issued without credit enhancements. If any credit enhancements are used, certain terms of the Pass Through Certificates will differ in some respects from the terms described in this Prospectus. The applicable Prospectus Supplement will reflect the material differences arising from any such credit enhancements.

     In addition, this description generally assumes that, on or before the date of the sale of any series of Pass Through Certificates, the related Aircraft shall have been delivered and the ownership or lease financing arrangements for such Aircraft shall have been put in place. However, it is possible that some or all of the Aircraft related to a particular offering of Pass Through Certificates may be subject to certain delayed aircraft financing arrangements. See "Description of the Equipment Notes -- General" below. In the event of any delayed aircraft financing arrangements, certain terms of the Pass Through Certificates will differ in some respects from the terms described in this Prospectus. The applicable Prospectus Supplement will reflect the material differences arising from any such delayed aircraft financing arrangements.

     Interest will be passed through to Certificateholders of each Trust at the rate per annum payable on the Equipment Notes held in such Trust, as set forth for such Trust on the cover page of the applicable Prospectus Supplement, subject to the effect of any cross-subordination provisions described in the applicable Prospectus Supplement.

     Reference is made to the Prospectus Supplement that accompanies this Prospectus for a description of the specific series of Pass Through Certificates being offered thereby, including:

          (1) the specific designation and title of such Pass Through Certificates and the related Trust;

          (2) the Regular Distribution Dates (as defined below) and Special Distribution Dates (as defined below) applicable to such Pass Through Certificates;

          (3) the currency or currencies (including composite currencies or currency units) in which such Pass Through Certificates may be denominated or payable;


          (4) the specific form of such Pass Through Certificates, including whether or not such Pass Through Certificates are to be issued in accordance with a book-entry system or in bearer form;


          (5) a description of the Equipment Notes to be purchased by such Trust, including (a) the period or periods within which, the price or prices at which, and the terms and conditions upon which such Equipment Notes may or must be redeemed, purchased or defeased, in whole or in part, by American or, with respect to Leased Aircraft Notes, the Owner Trustee or Owner Participant, (b) the payment priority of such Equipment Notes in relation to any other Equipment Notes or other debt issued with respect to the same Aircraft, (c) any additional security or liquidity enhancements therefor and (d) any intercreditor or other rights or limitations between or among the holders of Equipment Notes of different priorities issued with respect to the same Aircraft;

          (6) a description of the related Aircraft, including whether each such Aircraft is a Leased Aircraft or an Owned Aircraft;

          (7) a description of the related Note Purchase Agreement and related Indentures, including a description of the events of default under the related Indentures, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Equipment Notes;

          (8) if such Pass Through Certificates relate to Leased Aircraft, a description of the related Leases, including (a) the names of the related Owner Trustees, (b) a description of the events of default under the related Leases, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to the applicable Leased Aircraft Notes, and (c) the rights, if any, of the related Owner Trustee or Owner Participant to cure failures of American to pay rent under the related Lease;

          (9) the extent, if any, to which the provisions of the operative documents applicable to such Equipment Notes may be amended by the parties thereto without the consent of the holders of, or only upon the consent of the holders of a specified percentage of aggregate principal amount of, such Equipment Notes;

          (10) cross-default or cross-collateralization provisions in the related Indentures, if any;

          (11) a description of any intercreditor, subordination or similar provisions among the holders of Pass Through Certificates, including any cross-subordination provisions and provisions relating to control of remedies among the holders of Pass Through Certificates issued by separate Trusts;

          (12) any arrangements for the investment or other use of proceeds of the Pass Through Certificates prior to the purchase of Equipment Notes, and any arrangements relating to any delayed aircraft financing arrangements;

          (13) a description of any deposit or escrow agreement, any liquidity or revolving credit facility or other like arrangement providing collateralization, credit support or liquidity enhancements for any series of Pass Through Certificates or any class of Equipment Notes; and

          (14) a description of any other special terms pertaining to such Pass Through Certificates, including any modification of the terms set forth herein.

     If any Pass Through Certificates are denominated in one or more foreign or composite currencies or currency units, any restrictions, special United States federal income tax considerations and other special information with respect to such Pass Through Certificates and such foreign or composite currency or currency units will be set forth in the applicable Prospectus Supplement.


     If any Pass Through Certificates relate to Equipment Notes that are sold at a substantial discount below the principal amount of such Equipment Notes, special United States federal income tax considerations and other special information with respect to such Pass Through Certificates will be set forth in the applicable Prospectus Supplement.


     The Basic Agreement does not and the Indentures will not include financial covenants or "event risk" provisions specifically designed to afford Certificateholders protection in the event of a highly leveraged transaction affecting American. However, the Certificateholders of each series will have the benefit of a lien on the specific Aircraft securing the related Equipment Notes held in the related Trust. See "Description of the Equipment Notes -- Security."

     To the extent described in a Prospectus Supplement, American will have the right to surrender Pass Through Certificates issued by a Trust to the Trustee for such Trust. In such event, the Trustee will transfer to American an equal principal amount of Equipment Notes relating to a particular Aircraft designated by American and will cancel the surrendered Pass Through Certificates.

BOOK-ENTRY REGISTRATION

  General.

     Except as otherwise described in the applicable Prospectus Supplement, Pass Through Certificates will be subject to the provisions described below.

     Upon issuance, each series of Pass Through Certificates will be represented by one or more fully registered global certificates. Unless otherwise provided in a Prospectus Supplement, each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), the nominee of DTC. No person acquiring an interest in such Pass Through Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Pass Through Certificates, except as set forth below under "-- Definitive Certificates." Unless and until Definitive Certificates (as defined below) are issued under the limited circumstances described herein, all references in this Prospectus and in any Prospectus Supplement to actions by Certificateholders will refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references to distributions, notices, reports and statements to Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Pass Through Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

     DTC has advised American that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical transfer of certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants").

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Pass Through Certificates among DTC Participants on whose behalf it acts with respect to the Pass Through Certificates. Certificate Owners that are not DTC Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, Pass Through Certificates may do so only through DTC Participants. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Pass Through Certificates, however, are required to make book-entry transfers on behalf of their respective customers. In addition, under the Rules, DTC is required to receive and transmit to the DTC Participants distributions of principal of, premium, if any, and interest with respect to the Pass Through Certificates. Certificate Owners thus will receive all distributions of principal, premium, if any, and interest from the Trustee through DTC Participants or Indirect Participants, as the case may be. Under this book-entry system, Certificate Owners may experience some delay in their receipt of payments because such payments will be forwarded by the Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants in amounts proportionate to the principal amount of such DTC Participants' respective holdings of beneficial interests in the Pass Through Certificates, as shown on the records of DTC or its nominee. Distributions by DTC Participants to Indirect Participants or Certificate Owners, as the case may be, will be the responsibility of such DTC Participants.

     Unless and until Definitive Certificates are issued under the limited circumstances described herein, the only "Certificateholder" under the Basic Agreement will be Cede, as nominee of DTC. Certificate Owners therefore will not be recognized by the Trustee as Certificateholders, as such term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants. DTC has advised American that it will take any action permitted to be taken by Certificateholders under the Basic Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Pass Through Certificates are credited. Additionally, DTC has advised American that in the event any action requires approval by Certificateholders of a certain percentage of beneficial interest in each Trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests. Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Indirect Participants and to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge Pass Through Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Pass Through Certificates, may be limited due to the lack of a physical certificate for such Pass Through Certificates.


     Neither American nor the Trustee nor any agent of American or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Pass Through Certificates held by Cede, as nominee for DTC; for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; or for the performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the Rules or any other statutory, regulatory, contractual or customary procedures governing their obligations.


     The applicable Prospectus Supplement will specify any additional book-entry registration procedures applicable to Pass Through Certificates denominated in a currency other than United States dollars.

     The information contained in this Prospectus concerning DTC and its book-entry system has been obtained from sources American believes to be reliable, but American has not verified such information and takes no responsibility for the accuracy thereof.

  Same-Day Settlement and Payment.

     As long as Pass Through Certificates are registered in the name of DTC or its nominee, all payments made by American to the Loan Trustee under any Lease or any Owned Aircraft Indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Pass Through Certificates of any Trust, will be passed through to DTC in immediately available funds.

     Any Pass Through Certificates registered in the name of DTC or its nominee will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Pass Through Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in same-day funds on trading activity in the Pass Through Certificates.

  Definitive Certificates.

     Pass Through Certificates will be issued in certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) American advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Pass Through Certificates and American is unable to locate a qualified successor, (ii) American, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of certain events of default or other events specified in the related Prospectus Supplement, Certificate Owners with fractional undivided interests aggregating not less than a majority in interest in such Trust advise the Trustee, American and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all affected Certificate Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the global certificates representing the Pass Through Certificates and receipt of instructions for re-registration, the Trustee will reissue the Pass Through Certificates as Definitive Certificates to Certificate Owners.

     Distributions of principal of, premium, if any, and interest on the Pass Through Certificates will thereafter be made by the Trustee, in accordance with the procedures set forth in the Basic Agreement and the applicable Trust Supplements, directly to holders in whose names such Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of each such holder as it appears on the register maintained by the Trustee. The final payment on any Pass Through Certificate, however, will be made only upon presentation and surrender of such Pass Through Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

     Definitive Certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the Basic Agreement and the applicable Trust Supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required.

PAYMENTS AND DISTRIBUTIONS

     American will make scheduled payments of principal and interest on the Owned Aircraft Notes to the Loan Trustee under the related Indenture, and the Loan Trustee will distribute such payments to the Trustee for each Trust that holds such Owned Aircraft Notes.

     Upon the commencement of the Lease for any Leased Aircraft, American will make scheduled rental payments for each Leased Aircraft under the related Lease, and these scheduled rental payments will be assigned under the applicable Indenture by the related Owner Trustee to the Loan Trustee to provide the funds necessary to make the corresponding scheduled payments of principal and interest due on the Leased Aircraft Notes issued by such Owner Trustee. The Loan Trustee will distribute such payments to the Trustee for each Trust that holds such Leased Aircraft Notes. After the Loan Trustee has distributed such payments of principal and interest on the Leased Aircraft Notes to the Trustee for such Trusts, the Loan Trustee will, except under certain circumstances, pay the remaining balance, if any, to the Owner Trustee for the benefit of the related Owner Participant.

     Subject to the effect of any cross-subordination provisions set forth in the applicable Prospectus Supplement, payments of principal, premium, if any, and interest with respect to the Equipment Notes held in each Trust will be distributed by the Trustee, upon receipt, to Certificateholders of such Trust on the dates and in the currency specified in the applicable Prospectus Supplement, except in certain cases when some or all of such Equipment Notes are in default as described in the applicable Prospectus Supplement.


     Payments of principal of and interest on the Equipment Notes held in each Trust will be scheduled to be received by the Trustee on the dates specified in the applicable Prospectus Supplement (such scheduled payments of principal and interest are referred to as "Scheduled Payments," and the dates specified in the applicable Prospectus Supplement for distribution of Scheduled Payments by the Trustee to the Certificateholders are referred to as "Regular Distribution Dates"). Subject to the effect of any cross-subordination provisions set forth in the applicable Prospectus Supplement, the Pass Through Trustee will distribute on each Regular Distribution Date to the related Certificateholders any Scheduled Payments received by the Pass Through Trustee on such Regular Distribution Date. If a Scheduled Payment is not received by the Pass Through Trustee on or before a Regular Distribution Date, but is received within five days thereafter, it will be distributed on the date received to the Certificateholders. Each such distribution of a Scheduled Payment will be made by the Pass Through Trustee to the people or entities in whose names the Certificates of such Trust are registered at the close of business on the 15th day preceding such Regular Distribution Date, subject to certain exceptions. Subject to the effect of any cross-subordination provisions set forth in the applicable Prospectus Supplement, each Certificateholder of a Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the Equipment Notes held in such Trust.


     Payments of principal, premium, if any, and interest received by the Trustee on account of the early redemption or purchase, if any, of any of the Equipment Notes relating to one or more Aircraft held in a Trust, payments received by the Trustee following an Event of Default in respect of any such Equipment Notes (including payments received by the Trustee on account of the sale of such Equipment Notes by the Trustee or payments received by the Trustee with respect to the Leased Aircraft Notes on account of the purchase of such Notes by the related Owner Trustee or Owner Participant) and any other payments designated as Special

Payments in the applicable Trust Supplement ("Special Payments") will be distributed on the date or dates determined as described in the applicable Prospectus Supplement (each, a "Special Distribution Date"). The Trustee will mail notice to the Certificateholders of record of the applicable Trust stating any such anticipated Special Distribution Date.

     If any Regular Distribution Date or Special Distribution Date is not a business day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date may be made on the next succeeding business day without additional interest.

POOL FACTORS

     Unless otherwise described in the applicable Prospectus Supplement, the "Pool Balance" for each Trust indicates, as of any date, the original aggregate face amount of the Pass Through Certificates of such Trust less the aggregate amount of all payments made in respect of the Pass Through Certificates of such Trust other than payments made in respect of interest or premium or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date will be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date.

     Unless otherwise described in the applicable Prospectus Supplement, the "Pool Factor" for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (1) the Pool Balance, by (2) the aggregate original face amount of the Pass Through Certificates of such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date. The Pool Factor for each Trust will initially be 1.0000000; thereafter, the Pool Factor for each Trust will decline as described above to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the Certificateholder's Pass Through Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. The Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date.

     Unless there has been an early redemption, a purchase of one or more of the Equipment Notes held in a Trust by the related Owner Trustee or Owner Participant after an Indenture Default (as defined below), a default in the payment of principal in respect of one or more issues of the Equipment Notes held in a Trust or certain actions have been taken following a default thereon, as described in the applicable Prospectus Supplement, the Pool Factor for each Trust will decline in proportion to the scheduled repayments of principal on the Equipment Notes held in such Trust as described in the applicable Prospectus Supplement. In the event of such redemption, purchase or payment default (if such payment is not made within five days of the Regular Distribution Date), the Pool Factor and the Pool Balance of each Trust so affected will be recomputed after giving effect thereto, and notice thereof will be mailed to Certificateholders of such Trust. Each Trust will have a separate Pool Factor.

REPORTS TO CERTIFICATEHOLDERS

     On each Regular Distribution Date and Special Distribution Date, the Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 in aggregate principal amount of Pass Through Certificates for such Trust, as to
(1) and (2) below):

          (1) the amount of such distribution allocable to principal and the amount allocable to premium if any;

          (2) the amount of such distribution allocable to interest;

          (3) the Pool Balance and the Pool Factor for such Trust; and

          (4) such additional or different information as may be described in the applicable Prospectus Supplement.

     As long as the Pass Through Certificates are registered in the name of Cede, as nominee for DTC, on the record date prior to each Regular Distribution Date and Special Distribution Date, the Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Pass Through Certificates on such record date. On each Regular Distribution Date and Special Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners.

     In addition, after the end of each calendar year, the Trustee will prepare for each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (1) and (2) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Trustee and which a Certificateholder will reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. Such report and such other items will be prepared on the basis of information supplied to the Trustee by the DTC Participants and will be delivered by the Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above.

     At such time, if any, as the Pass Through Certificates are issued in the form of Definitive Certificates, the Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of record ownership of such Certificateholder appears on the records of the registrar of the Pass Through Certificates.

VOTING OF EQUIPMENT NOTES

     Subject to the effect of any cross-subordination or intercreditor provisions described in the related Prospectus Supplement, the Trustee, as holder of the Equipment Notes held in a Trust, has the right to vote and give consents and waivers in respect of such Equipment Notes under the related Indentures. The Basic Agreement and related Trust Supplement will set forth:

     - the circumstances in which the Trustee may direct any action or cast any vote as the holder of the Equipment Notes held in the applicable Trust at its own discretion;

     - the circumstances in which the Trustee will seek instructions from the Certificateholders of such Trust; and

     - if applicable, the percentage of Certificateholders required to direct the Trustee to take any such action.

If specified in the related Prospectus Supplement, the right of a Trustee to vote and give consents and waivers with respect to the Equipment Notes held in the related Trust may, in the circumstances set forth in an intercreditor, subordination or similar agreement to be executed by such Trustee, be exercisable by another person specified in such Prospectus Supplement.

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

     The Basic Agreement defines an "Event of Default" for any Trust as the occurrence and continuance of an Indenture event of default under one or more of the related Indentures. What constitutes an "Event of Default" for any particular Trust, however, may be varied by the applicable Trust Supplement and described in the applicable Prospectus Supplement. In addition, the Prospectus Supplement will specify the events of default under the related Indentures (an "Indenture Default"). The Indenture Defaults in the case of Leased Aircraft Indentures will include events of default under the related Leases (a "Lease Event of Default").

With respect to any Equipment Notes that are supported by a liquidity facility or like arrangement, the Indenture Defaults or Events of Default may include events of default under such liquidity facility or arrangement.

     Unless otherwise provided in a Prospectus Supplement, all of the Equipment Notes issued under the same Indenture will relate only to a specific Aircraft and there will be no cross-collateralization or cross-default provisions in the Indentures. As a result, events resulting in an Indenture Default under any particular Indenture will not necessarily result in an Indenture Default under any other Indenture. However, since the Equipment Notes issued under any single Indenture may be held in more than one Trust, a continuing Indenture Event of Default under such single Indenture could result in an Event of Default in respect of each such Trust. If an Indenture Default occurs in fewer than all of the Indentures related to a Trust, notwithstanding the treatment of Equipment Notes issued under those Indentures under which an Indenture Default has occurred, payments of principal and interest on the Equipment Notes issued pursuant to the Indentures with respect to which an Indenture Default has not occurred will continue to be made as originally scheduled and distributed to Certificateholders, subject to the terms of any intercreditor, subordination or similar arrangements applicable to such Trust.

     The ability of the applicable Owner Trustee or Owner Participant under a Leased Aircraft Indenture to cure Indenture Defaults, including an Indenture Default that results from the occurrence of a Lease Event of Default under the related Lease, will be described in the Prospectus Supplement. Unless otherwise provided in a Prospectus Supplement, in the case of any Pass Through Certificates or Equipment Notes entitled to the benefits of a liquidity facility or like arrangement, a drawing under any such liquidity facility or arrangement for the purpose of making a payment of interest as a result of the failure by American to have made a corresponding payment will not cure an Indenture Default related to such failure by American.

     The ability of the holders of the Pass Through Certificates issued with respect to any one Trust to cause the Loan Trustee with respect to any Equipment Notes held in such Trust to accelerate the payment of such Equipment Notes under the applicable Indenture or to direct the exercise of remedies by such Loan Trustee under the applicable Indenture will depend, in part, upon the proportion of the aggregate principal amount of the Equipment Notes outstanding under such Indenture and held in such Trust to the aggregate principal amount of all Equipment Notes outstanding under such Indenture. In addition, if cross-subordination provisions are applicable to any series of Pass Through Certificates, then the ability of the Certificateholders of any one Trust holding Equipment Notes issued under an Indenture to cause the Loan Trustee to accelerate such Equipment Notes or to direct the exercise of remedies by the Loan Trustee under such Indenture will depend, in part, upon the relative ranking of the Equipment Notes held in such Trust.

     Each Trust will hold Equipment Notes with different terms than the Equipment Notes held in the other Trusts and therefore the Certificateholders of each Trust may have divergent or conflicting interests from those of the Certificateholders of those other Trusts holding Equipment Notes issued under the same Indenture. In addition, as long as the same institution acts as Trustee of each Trust, in the absence of instructions from the Certificateholders of any such Trust, the Trustee for such Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Default. In such event, the initial Trustee has indicated that it would likely resign as Trustee of one or all such Trusts, and a successor trustee or successor trustees would be appointed in accordance with the terms of the Basic Agreement.

     The Prospectus Supplement for a series of Pass Through Certificates will specify whether and under what circumstances the Trustee may or will sell for cash to any person all or part of the Equipment Notes held in the related Trust. The right to make any such sale may be exercisable by a person other than the Trustee in the event that the applicable series of Pass Through Certificates are subject to any intercreditor, subordination or similar arrangements, and the proceeds or any such sale will be distributed as contemplated by such arrangements. Any proceeds received by the Trustee upon any such sale that are distributable to the Certificateholders of such Trust will be deposited in an account established by the Trustee for the benefit of the Certificateholders of such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. The market for Equipment Notes in default may be very limited and there can be no assurance that they could be sold for a reasonable price. Furthermore, as long as the same institution acts as

Trustee of multiple Trusts, it may be faced with a conflict in deciding from which Trust to sell Equipment Notes to available buyers. If the Trustee sells any such Equipment Notes with respect to which an Indenture Default exists for less than their outstanding principal amount, the Certificateholders of such Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against American, the Trustee or any other person, including, in the case of any Leased Aircraft, the related Owner Trustee or Owner Participant. Neither the Trustee nor the Certificateholders of such Trust, furthermore, could take any action with respect to any remaining Equipment Notes held in such Trust as long as no Indenture Defaults existed with respect thereto.

     Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Loan Trustee under any Indenture on account of the Equipment Notes held in such Trust following an Indenture Default under such Indenture will be deposited in the special payments account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. In addition, if an Indenture provides that the applicable Owner Trustee or Owner Participant may, under circumstances specified therein, redeem or purchase some or all of the outstanding Equipment Notes issued under such Indenture, the price paid by such Owner Trustee or Owner Participant to the Trustee of any Trust for any of the Equipment Notes issued under such Indenture and held in such Trust will be deposited in the special payments account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date.

     Any funds representing payments received with respect to any Equipment Notes held in a Trust and which are in default, or the proceeds from the sale by the Trustee of any such Equipment Notes, held by the Trustee in the special payments account for such Trust will, to the extent practicable, be invested and reinvested by the Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. "Permitted Investments" will be described in the related Prospectus Supplement.

     The Basic Agreement provides that the Trustee of each Trust will, within 90 days after the occurrence of a default (as defined below) in respect of such Trust, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it; provided that, except in the case of default in the payment of principal of, premium, if any, or interest on any of the Equipment Notes held in such Trust, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. Except as otherwise described in the applicable Prospectus Supplement, the term "default," for the purpose of the provision described in this paragraph only, means the occurrence of any Event of Default with respect to a Trust, as specified above, except that in determining whether any such Event of Default has occurred, any grace period or notice in connection therewith will be disregarded.

     The Basic Agreement contains a provision entitling the Trustee of each Trust, subject to the duty of the Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the Certificateholders of such Trust before proceeding to exercise any right or power under the Basic Agreement at the request of such Certificateholders.

     The applicable Prospectus Supplement will specify the percentage of Certificateholders entitled to waive, or to instruct the Trustee to waive, any past default or Event of Default with respect to such Trust and its consequences and also will specify the percentage of Certificateholders (and whether of such Trust or of any other Trust holding Equipment Notes issued under related Indentures) entitled to waive, or to instruct the Trustee or the Loan Trustee to waive, any past Indenture Default under any related Indenture and thereby annul any direction given with respect thereto.

MODIFICATIONS OF THE BASIC AGREEMENT

     The Basic Agreement contains provisions permitting American and the Trustee to enter into a supplement to the Basic Agreement or, if applicable, to any Note Purchase Agreement or to any intercreditor, subordination or like agreement or liquidity facility, without the consent of the holders of any of the Pass Through Certificates, to, among other things:

          (1) provide for the formation of a Trust and the issuance of a series of Pass Through Certificates;

          (2) evidence the succession of another corporation or entity to American and the assumption by such corporation or entity of American's obligations under the Basic Agreement and any Trust Supplement, any Note Purchase Agreement and any intercreditor, subordination or like agreement or liquidity facility;

          (3) add to the covenants of American for the benefit of the holders of a series of Pass Through Certificates or surrender any right or power conferred upon American in the Basic Agreement, any Note Purchase Agreement or any intercreditor, subordination or like agreement or liquidity facility;

          (4) cure any ambiguity or correct any mistake or inconsistency contained in the Basic Agreement, any Trust Supplement or any intercreditor agreement or liquidity facility;

          (5) make or modify any other provisions with respect to matters or questions arising under the Basic Agreement or any Trust Supplement or any intercreditor, subordination or like agreement or liquidity facility as the Company may deem necessary or desirable and that will not materially adversely affect the interests of the holders of the series of Pass Through Certificates issued under such Trust Supplement;

          (6) comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which any Pass Through Certificates may be listed or of any regulatory body;


          (7) modify, eliminate or add to the provisions of the Basic Agreement or any intercreditor, subordination or like agreement or liquidity facility to the extent necessary to continue the qualification of the Basic Agreement (including any supplemental agreement) or any such agreement or facility under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and add to the Basic Agreement or any intercreditor, subordination or like agreement or liquidity facility such other provisions as may be expressly permitted by the Trust Indenture Act;


          (8) provide for a successor Trustee for some or all of the Trusts or add to or change any provision of the Basic Agreement or any intercreditor, subordination or like agreement or liquidity facility as necessary to facilitate the administration of the Trusts thereunder by more than one Trustee;

          (9) provide certain information to the Trustee as required in the Basic Agreement;

          (10) add to or change the Basic Agreement and any Trust Supplement to facilitate the issuance of any Pass Through Certificates in bearer form or to facilitate or provide for the issuance of any Pass Through Certificates in global form in addition to or in place of Pass Through Certificates in certificated form;

          (11) provide for the delivery of Pass Through Certificates or any supplement to the Basic Agreement in or by means of any computerized, electronic or other medium, including computer diskette;

          (12) correct or supplement the description of any property of any Trust;

          (13) modify, eliminate or add to the provisions of the Basic Agreement or any applicable Trust Supplement to reflect the substitution of a substitute aircraft for any Aircraft; and

          (14) make any other amendments or modifications to the Basic Agreement, provided such amendments or modifications will only apply to Pass Through Certificates of one or more series to be issued thereafter.

     The Basic Agreement also contains provisions permitting American and the Trustee of each Trust, with the consent of the Certificateholders of such Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust and, in the case of Leased Aircraft, with the consent of the Owner

Trustee, to execute supplemental agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to such Trust, the applicable Trust Supplement or any applicable intercreditor, subordination or like agreement or liquidity facility, or modifying the rights of such Certificateholders, except that no such supplemental agreement may, without the consent of the holder of each such Pass Through Certificate so affected, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust, or distributions in respect of any Pass Through Certificate of such Trust, or change any date or place of payment or change the coin or currency in which such Pass Through Certificate is payable, other than that provided for in such Pass Through Certificate, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Equipment Note held in such Trust, except as provided in the Basic Agreement or the applicable Trust Supplement or in any intercreditor, subordination or like agreement or liquidity facility, (c) alter the priority of distributions specified in the relevant intercreditor agreement, if any, in a manner materially adverse to the holders of Pass Through Certificates of such series, or (d) reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in the Basic Agreement or the applicable Trust Supplement, the consent of the holders of which is required for any such supplemental agreement or for any waiver provided for in the Basic Agreement or such Trust Supplement.

MODIFICATION OF INDENTURE AND RELATED AGREEMENTS

     The Prospectus Supplement will specify the Trustee's obligations in the event that the Trustee, as the holder of any Equipment Notes held in a Trust, receives a request for its consent to any amendment or modification of or waiver under the Indenture or other documents relating to such Equipment Notes (including any Lease with respect to Leased Aircraft Notes).

TERMINATION OF THE TRUSTS

     The obligations of American and the Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the Basic Agreement and the applicable Trust Supplement and the disposition of all property held in such Trust. The Trustee will mail to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Pass Through Certificates at the office or agency of the Trustee specified in such notice of termination.

DELAYED PURCHASE OF EQUIPMENT NOTES


     In the event that, on the issuance date of any Pass Through Certificates, all of the proceeds from the sale of such Pass Through Certificates are not used to purchase the Equipment Notes contemplated to be held in the related Trust, such Equipment Notes may be purchased by the Trustee at any time on or prior to the date specified in the applicable Prospectus Supplement. In such event, the proceeds from the sale of such Pass Through Certificates not used to purchase Equipment Notes will be held under an arrangement described in the applicable Prospectus Supplement. Such an arrangement may include, without limitation, (1) the investment of such proceeds by the Trustee in specified permitted investments; (2) the deposit of such proceeds in a deposit or escrow account held by a separate depositary or escrow agent; (3) the purchase by the Trustee of debt instruments issued on an interim basis by American; or (4) the purchase of Leased Aircraft Notes or Owned Aircraft Notes issued prior to the purchase of Leased Aircraft or the delivery of Owned Aircraft, as the case may be. Any such debt instrument may be secured by a collateral account or other security or property described in the applicable Prospectus Supplement. The arrangements with respect to the payment of interest on funds so held will be described in the applicable Prospectus Supplement. If any such proceeds are not subsequently utilized to purchase Equipment Notes by the relevant date specified in the applicable Prospectus Supplement, including by reason of a casualty to one or more Aircraft, such proceeds will be returned to the holders of such Pass Through Certificates.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     American will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation or entity unless, in the case of a merger or consolidation where American is not the surviving corporation or in the case of the transfer of substantially all of American's assets, the successor corporation or transferee corporation or entity shall be a corporation or entity organized and existing under the laws of the United States or any State or the District of Columbia and shall expressly assume all the obligations of American contained in the Basic Agreement.

THE TRUSTEE

     Unless otherwise provided in the Prospectus Supplement for any series of Pass Through Certificates, State Street Bank and Trust Company of Connecticut, National Association, will be the Trustee for each of the Trusts. With certain exceptions, the Trustee will make no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Pass Through Certificates, the Equipment Notes, the Indentures, the Leases, if any, or other related documents. The Trustee will not be liable with respect to any series of Pass Through Certificates for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding Pass Through Certificates of such series issued under the Basic Agreement. Subject to such provisions, such Trustee will be under no obligation to exercise any of its rights or powers under the Basic Agreement at the request of any holders of Pass Through Certificates issued thereunder unless they have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Trustee in exercising such rights or powers. The Basic Agreement provides that the Trustee in its individual or any other capacity may acquire and hold Pass Through Certificates issued thereunder and, subject to certain conditions, may otherwise deal with American and, with respect to the Leased Aircraft, with any Owner Trustee and Owner Participant with the same rights it would have if it were not the Trustee.

     Unless otherwise provided in the Prospectus Supplement for any series of Pass Through Certificates, State Street Bank and Trust Company of Connecticut, National Association, will also be the Loan Trustee of the Indentures under which the Equipment Notes are issued. It also serves as indenture trustee and as pass through trustee in numerous other aircraft financing transactions involving American.

     The Trustee may resign with respect to any or all of the Trusts at any time, in which event American will be obligated to appoint a successor trustee. If the Trustee ceases to be eligible to continue as Trustee with respect to a Trust or becomes incapable of acting as Trustee or becomes insolvent, American may remove such Trustee, or any holder of Pass Through Certificates of such Trust for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. Any resignation or removal of the Trustee with respect to a Trust and appointment of the successor trustee for such Trust does not become effective until acceptance of the appointment by the successor trustee. Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Trust. All references in this Prospectus to the Trustee are to the trustee acting in such capacity under each of the Trusts and should be read to take into account the possibility that each of the Trusts could have a different successor trustee in the event of such a resignation or removal.

     The Basic Agreement provides that American will pay the Trustee's fees and expenses and indemnify the Trustee against certain liabilities. In certain circumstances, the Trustee will have a priority claim on the related Trust Property to the extent such fees, expenses or indemnities are not paid.

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The following description is a summary of certain terms that we expect will be common to all Equipment Notes. Where no distinction is made between the Leased Aircraft Notes and the Owned Aircraft Notes or between their respective Indentures, such statements refer to any Equipment Notes and any Indenture. Most of the financial terms and other specific terms of any series of Equipment Notes will be described in a

Prospectus Supplement to be attached to this Prospectus. Since the terms of the specific Equipment Notes may differ from the general information provided below, you should rely on the information in the Prospectus Supplement instead of the information in this Prospectus if the information in the Prospectus Supplement is different from the information below.

     Because the following description is a summary, it does not describe every aspect of the Equipment Notes, and it is subject to and qualified in its entirety by reference to all the provisions of the applicable Equipment Notes, Indentures, Leases, Note Purchase Agreements, trust agreements, participation agreements, intercreditor and subordination agreements, liquidity facility arrangements and other agreements and arrangements relating to any series of Equipment Notes.

     Additional provisions with respect to the Equipment Notes and the associated aircraft financing transactions will be described in the applicable Prospectus Supplement. To the extent that any provision in any Prospectus Supplement is inconsistent with any provision in this summary, the provision in such Prospectus Supplement will control.

GENERAL

     The Equipment Notes will be issued under Indentures between (a) in the case of Owned Aircraft Notes, the related Loan Trustee and American or (b) in the case of Leased Aircraft Notes, the related Loan Trustee and the Owner Trustee of a trust for the benefit of the Owner Participant who is the beneficial owner of such Leased Aircraft.

     American's obligations under each Indenture relating to an Owned Aircraft and under the related Owned Aircraft Notes will be direct obligations of American. All of the Owned Aircraft Notes issued under the same Indenture will relate to, and will be secured by, one or more specific Owned Aircraft and, unless otherwise specified in the applicable Prospectus Supplement, will not be secured by any other Aircraft.

     The Leased Aircraft Notes will be nonrecourse obligations of the Owner Trustee. All of the Leased Aircraft Notes issued under the same Indenture will relate to and will be secured by one or more specific Leased Aircraft and, unless otherwise specified in the applicable Prospectus Supplement, will not be secured by any other Aircraft. In each case, the Owner Trustee will lease the related Leased Aircraft to American pursuant to a separate Lease between such Owner Trustee and American.

     Equipment Notes may be issued pursuant to delayed aircraft financing arrangements, such as the following:

     - The Owner Trustee may issue Leased Aircraft Notes prior to the purchase of certain Leased Aircraft by such Owner Trustee or the commencement of the related Leases.

     - American may issue Owned Aircraft Notes prior to the expected delivery date of certain Owned Aircraft.

     The applicable Prospectus Supplement will describe any such delayed aircraft financing arrangements, including any arrangements for the collateralization of any such Leased Aircraft Notes or Owned Aircraft Notes with cash, permitted investments or other property, and any depositary or escrow arrangement pursuant to which the proceeds from the sale of such Leased Aircraft Notes or Owned Aircraft Notes will be deposited with a third party depositary or escrow agent.

     If the anticipated aircraft financing transactions have not been completed by the relevant date specified in the applicable Prospectus Supplement, including by reason of a casualty to one or more Aircraft, such Leased Aircraft Notes or Owned Aircraft Notes will be prepaid at the price specified in such Prospectus Supplement. Alternatively, if the Lease related to any such Leased Aircraft Notes has not commenced by such relevant date, if so specified in the applicable Prospectus Supplement, American at its option may convert the proposed leveraged lease financing into a type of financing available for Owned Aircraft and such Leased Aircraft Notes (with certain modifications) will become Owned Aircraft Notes.

     Upon the commencement of the Lease for any Leased Aircraft, American will be obligated to make or cause to be made rental payments under such Lease that will be sufficient to pay the principal of and accrued interest on the related Leased Aircraft Notes when due, subject to some limited exceptions. The Leased Aircraft Notes will not be direct obligations of, or guaranteed by, American. American's rental obligations under each Lease, however, will be general obligations of American.


     If specified in a Prospectus Supplement, American will have the right (a) to arrange a sale and leaseback of one or more Owned Aircraft referred to in such Prospectus Supplement and the assumption, on a non-recourse basis, of the related Owned Aircraft Notes by an Owner Trustee or (b) to substitute other aircraft, cash or U.S. government securities or a combination thereof in place of the Owned Aircraft securing the related Owned Aircraft Notes. The terms and conditions of any such sale and leaseback or substitution will be described in the applicable Prospectus Supplement.

PRINCIPAL AND INTEREST PAYMENTS

     Interest received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth in the applicable Prospectus Supplement until the final distribution date for such Trust. The Equipment Notes may bear interest at a fixed or a floating rate or may be issued at a discount. Principal payments received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth in the applicable Prospectus Supplement until the final distribution date for such Trust. Payments on the Equipment Notes, and distributions to Certificateholders, may be subject to the terms of any intercreditor, subordination or similar agreement or arrangement.

     If any date scheduled for any payment of principal of, premium, if any, or interest on the Equipment Notes is not a business day, such payment may be made on the next succeeding business day without any additional interest, unless otherwise provided in the applicable Prospectus Supplement.

REDEMPTION

     The applicable Prospectus Supplement will describe the circumstances, whether voluntary or involuntary, under which the related Equipment Notes will or may be redeemed or purchased prior to the stated maturity thereof, whether in whole or in part, the premium, if any, applicable to certain redemptions or purchases and other terms applying to such redemptions or purchases.

SECURITY

     The Owned Aircraft Notes will be secured by a security interest granted by American to the related Loan Trustee of all of American's right, title and interest in and to the Owned Aircraft. Under the terms of each Owned Aircraft Indenture, American will be obligated, among other things, to pay all costs of operating and maintaining such Aircraft.

     The Leased Aircraft Notes will be secured by:

     - an assignment by the related Owner Trustee to the related Loan Trustee of such Owner Trustee's rights (except for certain limited rights, including those described below) under the Lease or Leases with respect to the related Leased Aircraft, including the right to receive payments of rent thereunder; and

     - a security interest granted by such Owner Trustee to such Loan Trustee in such Aircraft, subject to the rights of American under such Lease or Leases, and other property or rights, if any, described in the applicable Prospectus Supplement.

     Unless and until an Indenture Default with respect to a Leased Aircraft has occurred and is continuing, the Loan Trustee may exercise only limited rights of the Owner Trustee under the related Lease. The assignment by the Owner Trustee to the Loan Trustee of its rights under the related Lease will exclude, among other things, rights of such Owner Trustee and the related Owner Participant relating to indemnifica-tion by American for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity and to such Owner Participant under liability insurance maintained by American under such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant, any rights of such Owner Participant or such Owner Trustee to enforce payment of the foregoing amounts and certain reimbursement payments made by American to such Owner Trustee.

     American's obligations in respect of each Leased Aircraft will be those of a lessee under a "net lease." Accordingly, American will be obligated, among other things, to pay all costs of operating and maintaining such Aircraft.

     The Prospectus Supplement will describe the required insurance coverage with respect to the Aircraft.

     Unless otherwise specified in the applicable Prospectus Supplement, the Equipment Notes will not be cross-collateralized and consequently the Equipment Notes issued in respect of any one Aircraft will not be secured by any of the other Aircraft (or any of the other security related thereto, including, in the case of Leased Aircraft Notes, the Lease related to any other Aircraft).

     Unless otherwise specified in the applicable Prospectus Supplement, American will be required, except under certain circumstances, to keep each Aircraft registered under the portion of Title 49 of the United States Code relating to aviation (the "Transportation Code") and to record the Indenture and the Lease, if any, with respect to each Aircraft under the Transportation Code. Such recordation of the Indenture and the Lease, if any, with respect to each Aircraft will give the related Loan Trustee a perfected security interest in the related Aircraft whenever it is located in the United States or any of its territories and possessions and, with certain exceptions, in those jurisdictions that have ratified or adhere to the Convention on the International Recognition of Rights in Aircraft (the "Convention"). American or any lessee will have the right, subject to certain conditions, at its own expense to register each Aircraft in countries other than the United States. Each Aircraft may also be operated by American or under lease or sublease or interchange arrangements in countries that are not parties to the Convention. The extent to which the related Loan Trustee's security interest would be recognized in an Aircraft located in a country that is not a party to the Convention, and the extent to which such security interest would be recognized in a jurisdiction adhering to the Convention if the Aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft is likely to be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

     Funds, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft or termination of the Lease, if any, relating thereto, will be invested and reinvested by such Loan Trustee, at the direction of American (except, with respect to a Leased Aircraft, in the case of a Lease Event of Default under the applicable Lease or, with respect to an Owned Aircraft, in the case of an Indenture Default under the applicable Indenture), in investments described in the related Indenture. American will pay the amount of any net loss resulting from any such investment directed by it.


     Section 1110 of the U.S. Bankruptcy Code provides in relevant part that the right of lessors, conditional vendors and holders of security interests with respect to "equipment" (as defined in such Section 1110) to take possession of such equipment in compliance with the lease, conditional sale contract or security agreement, as the case may be, is not affected by (a) the automatic stay provision of the U.S. Bankruptcy Code, which provision enjoins repossessions by creditors for the duration of the reorganization period, (b) the provision of the U.S. Bankruptcy Code allowing the debtor-in-possession or the trustee to use, sell or lease property of the debtor during the reorganization period, (c) Section 1129 of the U.S. Bankruptcy Code (which governs the confirmation of plans of reorganization in Chapter 11 cases) or (d) any power of the bankruptcy court to enjoin a repossession. Section 1110 provides that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of an event of default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest), the debtor-in-possession or the trustee agrees to perform the debtor's obligations that become due on or after such date under the lease, conditional sale contract or security agreement and cures all existing defaults thereunder (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). "Equipment" is defined in Section 1110, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that is a citizen of the United States (as defined in Section 40102 of Title 49 of the U.S. Code) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo (subject to certain limitations in the case of equipment first placed in service on or prior to October 22, 1994). The Prospectus Supplement for each offering of Pass Through Certificates will discuss the availability of Section 1110 with respect to the related Aircraft.


ADDITIONAL NOTES

     Under certain circumstances and conditions as described in the applicable Prospectus Supplement, American may cause the financing of certain modifications, alterations, additions, improvements or replacement parts to an Aircraft through the issuance and sale by American, in the case of an Owned Aircraft, or by the Owner Trustee, in the case of a Leased Aircraft, of additional Equipment Notes (the "Additional Notes"). The terms, conditions and designations of such Additional Notes will be set forth in a supplement to the related Indenture.

PAYMENTS AND LIMITATION OF LIABILITY

     Each Leased Aircraft will be leased by the related Owner Trustee to American for a term expiring on a date not earlier than the latest maturity date of the Leased Aircraft Notes issued with respect to such Leased Aircraft, unless previously terminated as permitted by the terms of the related Lease. The basic rent and certain other payments by American under each such Lease will be assigned by the Owner Trustee under the related Indenture to the related Loan Trustee to provide the funds necessary to pay principal of and interest due from such Owner Trustee on the Leased Aircraft Notes issued under such Indenture. In certain cases, the basic rent payments under a Lease may be adjusted, but each Lease will provide that under no circumstances will basic rent payments by American be less than the scheduled payments of principal and interest on the related Leased Aircraft Notes. The balance of any basic rent payments under each Lease, after payment of amounts due on the Leased Aircraft Notes issued under the Indenture relating to such Lease, will be paid over to the related Owner Trustee. American's obligation to pay rent and to cause other payments to be made under each Lease will be general obligations of American.

     Except when American purchases a Leased Aircraft and assumes the Leased Aircraft Notes related thereto, the Leased Aircraft Notes will not be obligations of, or guaranteed by, American. Neither the Owner Trustee nor the Owner Participant nor the Loan Trustee will be personally liable to any holder of any Leased Aircraft Notes for any amounts payable thereunder, or, except as provided in the Indenture relating thereto in the case of the Owner Trustee and the Loan Trustee, for any liability under such Indenture. Except when American has assumed any Leased Aircraft Notes, all amounts payable under any Leased Aircraft Notes (other than payments made in connection with an optional redemption or purchase of Leased Aircraft Notes by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the Indenture with respect to such Aircraft and their proceeds (including rent payable by American under the Lease with respect to such Leased Aircraft), or from any applicable liquidity facility or like arrangement.

     American's obligations under each Owned Aircraft Indenture and under the Owned Aircraft Notes will be general obligations of American.

DEFEASANCE OF THE INDENTURES AND THE EQUIPMENT NOTES IN CERTAIN CIRCUMSTANCES

     Unless otherwise specified in the applicable Prospectus Supplement, the obligations under the applicable Indenture of, with respect to any Leased Aircraft Notes, the related Owner Trustee or, with respect to any Owned Aircraft Notes, American will be deemed to have been discharged (except for certain obligations, including the obligations to register the transfer or exchange of Equipment Notes, to replace stolen, lost, destroyed or mutilated Equipment Notes and to maintain paying agencies and hold money for payment in trust) on the date of irrevocable deposit with the related Loan Trustee of money or certain obligations of the United States or any agency or instrumentality thereof the payment of which is backed by the full faith and credit of the United States which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of such deposit) principal of, premium, if any, and interest on all Equipment Notes issued thereunder in accordance with the terms of such Indenture. Such discharge may occur only if, among other things, there has been published by the Internal Revenue Service a ruling to the effect that holders of such Equipment Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

     Upon such defeasance, or upon payment in full of the principal of, premium, if any, and interest on all Equipment Notes issued under any Indenture on the maturity date therefor or deposit with the applicable Loan Trustee of money sufficient therefor no earlier than one year prior to the date of such maturity, the holders of such Equipment Notes will have no beneficial interest in or other rights with respect to the related Aircraft or other assets subject to the lien of such Indenture and such lien will terminate.

ASSUMPTION OF OBLIGATIONS BY AMERICAN

     If specified in the applicable Prospectus Supplement with respect to any Leased Aircraft, American may purchase such Leased Aircraft prior to the end of the term of the related Lease and, in connection with such purchase, may assume on a full recourse basis all of the obligations of the Owner Trustee (other than its obligations in its individual capacity) under the Indenture with respect to such Aircraft, including the obligations to make payments in respect of the related Leased Aircraft Notes. In such event, certain relevant provisions of the related Lease, including (among others) provisions relating to maintenance, possession and use of the related Aircraft, liens, insurance and events of default will be deemed to be incorporated into such Indenture, and the Leased Aircraft Notes issued under such Indenture will continue to be outstanding and secured by such Aircraft. The terms and conditions of any such assumption will be described in the applicable Prospectus Supplement.

OWNER PARTICIPANT; REVISIONS TO AGREEMENTS


     If specified in the applicable Prospectus Supplement, at the time Pass Through Certificates are issued, American may still be seeking Owner Participants with respect to the trusts relating to certain of the Aircraft. American or an affiliate will hold the beneficial interest under the trust agreement relating to each such Aircraft until the date upon which a prospective Owner Participant commits to participate in the purchase price of such Aircraft. Any outside limit on such date will be specified in the applicable Prospectus Supplement. American or its affiliate will transfer to such Owner Participant on such date American's or such affiliate's beneficial interest under such trust agreement. Such prospective Owner Participants may request revisions to the participation agreement, Lease, trust agreement and Indenture so that the terms of such agreements applicable to these Aircraft may differ from the description of such agreements contained in the applicable Prospectus Supplement. Such Prospectus Supplement will describe the extent to which such terms can be varied at the request of prospective Owner Participants.

                              CREDIT ENHANCEMENTS

RANKING; CROSS-SUBORDINATION

     Some of the Equipment Notes related to a specific Aircraft may be subordinated and junior in right of payment to other Equipment Notes or other debt related to the same or certain related Aircraft. In such event, the applicable Prospectus Supplement will describe the terms of such subordination, including the priority of distributions among such classes of Equipment Notes, the ability of each such class of Equipment Notes to exercise remedies with respect to the relevant Aircraft (and, if such Aircraft are Leased Aircraft, the Leases) and certain other intercreditor terms and provisions.

     The Equipment Notes issued under an Indenture may be held in more than one Trust, and a Trust may hold Equipment Notes issued under more than one related Indenture. Unless otherwise described in a Prospectus Supplement, however, only Equipment Notes having the same priority of payment may be held in the same Trust. A Trust that holds Equipment Notes that are junior in payment priority to the Equipment Notes held in another related Trust formed as part of the same offering of Pass Through Certificates as a practical matter will be subordinated to such latter Trust. In addition, the Trustees on behalf of one or more Trusts may enter into an intercreditor or subordination agreement that establishes priorities among series of Pass Through Certificates or provides that distributions on the Pass Through Certificates will be made to the Certificateholders of a certain Trust or Trusts before they are made to the Certificateholders of one or more other Trusts. For example, such an agreement may provide that payments made to a Trust on account of a subordinate class of Equipment Notes issued under one Indenture may be subordinated to the prior payment of all amounts owing to Certificateholders of a Trust that holds senior Equipment Notes issued under that Indenture or any related Indentures.

     The applicable Prospectus Supplement will describe any such intercreditor or subordination agreement or arrangements and the relevant cross-subordination provisions. Such description will specify the percentage of Certificateholders under any Trust that is permitted to (1) grant waivers of defaults under any related Indenture, (2) consent to the amendment or modification of any related Indenture or (3) direct the exercise of remedies under any related Indenture. Payments made on account of the Pass Through Certificates of a particular series also may be subordinated to the rights of the provider of any Liquidity Facility described below.

LIQUIDITY FACILITY

     The applicable Prospectus Supplement may provide that a "Liquidity Facility" will support one or more payments of principal, premium, if any, or interest on the Equipment Notes of one or more series, or one or more distributions in respect of the Pass Through Certificates of one or more series. A Liquidity Facility may include a letter of credit, a revolving credit agreement, an insurance policy, surety bond or financial guaranty, or any other type of agreement or arrangement for the provision of liquidity support. The institution or institutions providing any Liquidity Facility will be identified in the applicable Prospectus Supplement. Unless otherwise provided in the applicable Prospectus Supplement, the provider of any Liquidity Facility will have a senior claim on the assets securing the affected Equipment Notes and on the Trust Property of the affected Trusts.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the principal federal income tax consequences of the purchase, ownership and disposition of Pass Through Certificates to a Certificate Owner that purchases Pass Through Certificates in the initial offering thereof at the offering price set forth in the applicable Prospectus Supplement and holds such Pass Through Certificates as capital assets. This discussion should be read in conjunction with any additional discussion of federal income tax consequences included in the applicable Prospectus Supplement. The discussion is based on laws, regulations, rulings and decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect, or different interpretation. The discussion does not address all of the federal income tax consequences that may be relevant to all Certificate

Owners in light of their particular circumstances (including, for example, any special rules applicable to tax-exempt organizations, broker-dealers, insurance companies and foreign investors). The statements of law and legal conclusion set forth herein are based upon the opinion of Debevoise & Plimpton, counsel to American. Persons considering an investment in the Pass Through Certificates should consult their own tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Pass Through Certificates in light of their own particular circumstances. The Trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of such Trust.

GENERAL

     The Trusts will not be classified as associations taxable as corporations and, accordingly, will not themselves be subject to federal income taxation. Except to the extent discussed in the applicable Prospectus Supplement, based upon an interpretation of analogous authorities under existing law, each Trust should be classified as a grantor trust for federal income tax purposes. The discussion below assumes that the Trusts will be classified as grantor trusts.

     Each Certificate Owner will be treated as the owner of a pro rata undivided interest in each Equipment Note and any other property held in the related Trust and will be required to report on its federal income tax return its pro rata share of the entire income from each of the Equipment Notes and any other property held in the related Trust, in accordance with such Certificate Owner's method of accounting. A Certificate Owner using the cash method of accounting must take into account its pro rata share of income as and when received by the Trustee. A Certificate Owner using an accrual method of accounting must take into account its pro rata share of income as it accrues or is received by the Trustee, whichever is earlier.

     A purchaser of a Pass Through Certificate will be treated as purchasing an interest in each Equipment Note and any other property in the related Trust at a price determined by allocating the purchase price paid for the Pass Through Certificate among such Equipment Notes and other property in proportion to their fair market values at the time of purchase of the Pass Through Certificate.

SALES OF PASS THROUGH CERTIFICATES

     A Certificate Owner that sells a Pass Through Certificate will recognize capital gain or loss (in the aggregate) equal to the difference between the amount realized on the sale (except to the extent attributable to accrued interest, which will be taxable as interest income if not previously included in income) and such Certificate Owner's adjusted tax basis in the Pass Through Certificate. Any such gain or loss generally will be long-term capital gain or loss if the Pass Through Certificate was held for more than one year (except to the extent attributable to any property held by the related Trust for one year or less). Any long-term capital gains with respect to the Pass Through Certificates are taxable to corporate taxpayers at the rates applicable to ordinary income and to individual taxpayers at a maximum rate of 20%. Any capital losses will be deductible by corporate taxpayers only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

BOND PREMIUM

     A Certificate Owner generally will be considered to have acquired an interest in an Equipment Note held in the related Trust at a bond premium to the extent such Certificate Owner's tax basis allocable to such Equipment Note exceeds the remaining principal amount of the Equipment Note allocable to such Certificate Owner's Pass Through Certificate. In that event, a Certificate Owner may, in certain circumstances, be able to amortize that bond premium (generally on a constant yield basis) as an offset to interest income with corresponding reductions in such Certificate Owner's tax basis in such Equipment Note. Special rules apply to an Equipment Note that may be called at a redemption premium prior to maturity. It is unclear how these rules apply to an Equipment Note when there is more than one possible call date and the amount of any redemption premium is uncertain. Certificate Owners should consult their own tax advisors regarding the advisability and consequences of an election to amortize any bond premium with respect to the Equipment Notes.

ORIGINAL ISSUE DISCOUNT

     Except to the extent specified in the applicable Prospectus Supplement, the Equipment Notes will not be issued with original issue discount unless certain aggregation rules set forth in the Treasury regulations apply. Under those rules, if one investor purchases Pass Through Certificates issued by more than one Trust, certain of that investor's interests in the Equipment Notes in those Trusts must in certain circumstances be treated together as a single debt instrument, which, for purposes of calculating and amortizing any original issue discount, has a single issue price, maturity date, stated redemption price at maturity and yield to maturity. If the aggregation rules apply to an investor, such Equipment Notes could be treated with respect to such investor as having been issued with original issue discount. Generally, a holder of a debt instrument issued with original issue discount that is not de minimis must include such original issue discount in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest. Certificate Owners should consult their own tax advisors regarding the aggregation rules.

BACKUP WITHHOLDING

     Payments made on Pass Through Certificates, and proceeds from the sale of Pass Through Certificates to or through certain brokers, may be subject to a "backup" withholding tax of 31% unless the Certificate Owner complies with certain reporting procedures or is exempt from such requirements. Any such withheld amounts will be allowed as a credit against the Certificate Owner's federal income tax and may entitle such Certificate Owner to a refund if the required information is furnished to the Internal Revenue Service. Certain penalties may be imposed by the Internal Revenue Service on a Certificate Owner who is required to supply information but who does not do so in the proper manner.

                           CERTAIN CONNECTICUT TAXES

     The Trustee is a national banking association with its corporate trust office in Connecticut. Bingham Dana LLP, counsel to the Trustee, has advised American that, in its opinion, under currently applicable law, assuming that each Trust will not be taxable as a corporation for federal income tax purposes, but, rather, will be classified for such purposes as a grantor trust or as a partnership, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Connecticut or any political subdivision thereof and (ii) Certificate Owners that are not residents of or otherwise subject to tax in Connecticut will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Connecticut or any political subdivision thereof as a result of purchasing, owning (including receiving payments with respect to) or selling a Pass Through Certificate. Neither the Trusts nor the Certificate Owners will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of such Trust. In general, should a Certificate Owner or a Trust be subject to any state or local tax that would not be imposed if the Trust were administered in a different jurisdiction in the United States or if the Trustee were located in a different jurisdiction in the United States, the Trustee will either relocate the administration of the Trust to such other jurisdiction or resign and, in the event of such a resignation, a new Trustee in such other jurisdiction will be appointed.

                              ERISA CONSIDERATIONS

     Unless otherwise indicated in the applicable Prospectus Supplement, Pass Through Certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan (a "Plan") subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or an individual retirement account or an employee benefit plan subject to section 4975 of the Internal Revenue Code. A fiduciary of a Plan must determine that the purchase and holding of a Pass Through Certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility provisions of ERISA. The Certificates may, subject to certain legal restrictions, be purchased and held by such plans.

                              PLAN OF DISTRIBUTION

     The Pass Through Certificates being offered hereby may be sold in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; and (iv) directly to other purchasers.

     The distribution of the Pass Through Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase Pass Through Certificates may be solicited by agents designated by American from time to time. Any such agent involved in the offer or sale of the Pass Through Certificates in respect of which this Prospectus is delivered will be named, and any commissions payable by American to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Pass Through Certificates so offered and sold.

     If Pass Through Certificates are sold by means of an underwritten offering, American will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement which will be used by the underwriters to make resales of the Pass Through Certificates in respect of which this Prospectus is delivered to the public. If underwriters are utilized in the sale of the Pass Through Certificates in respect of which this Prospectus is delivered, the Pass Through Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Pass Through Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Pass Through Certificates, unless otherwise indicated in the Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Pass Through Certificates will be obligated to purchase all such Pass Through Certificates if any are purchased.

     American does not intend to apply for listing of the Pass Through Certificates on a national securities exchange. If the Pass Through Certificates are sold by means of an underwritten offering, the underwriters may make a market in the Pass Through Certificates as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in the Pass Through Certificates and any such market-making could be discontinued at any time at the sole discretion of such underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Pass Through Certificates.

     If a dealer is utilized in the sale of the Pass Through Certificates in respect of which this Prospectus is delivered, such Pass Through Certificates will be sold by the Trustee to the dealer as principal. The dealer may then resell such Pass Through Certificates to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the

Securities Act, of the Pass Through Certificates so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offers to purchase Pass Through Certificates may be solicited directly and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     Agents, underwriters and dealers may be entitled under relevant agreements to indemnification or contribution by American against certain liabilities, including liabilities under the Securities Act.

     Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, AMR Corporation, American and AMR Corporation's other subsidiaries.

     If so indicated in the applicable Prospectus Supplement, agents, underwriters or dealers may be authorized to solicit offers by certain institutions to purchase Pass Through Certificates at the public offering prices set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on a specified date or dates. A commission indicated in the applicable Prospectus Supplement will be paid to agents, underwriters and dealers soliciting purchases of Pass Through Certificates pursuant to Contracts accepted by American.

                                 LEGAL OPINIONS

     Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Pass Through Certificates offered hereby will be passed upon for American by Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022 and for any agents, underwriters or dealers by Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022. Unless otherwise indicated in the applicable Prospectus Supplement, Debevoise & Plimpton and Shearman & Sterling will rely on the opinion of counsel for the Trustee as to certain matters relating to the authorization, execution and delivery of such Pass Through Certificates by, and the valid and binding effect thereof on, such Trustee and on the opinion of Anne
H. McNamara, Esq., Senior Vice President and General Counsel of American, as to certain matters relating to the authorization, execution and delivery of the Basic Agreement by American.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 1998, as set forth in their reports, which are incorporated in this Prospectus by reference. Our consolidated financial statements and schedule are incorporated by reference in reliance on their reports, given on their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering described in this Registration Statement. All amounts are estimated except the registration fee.

Registration Fee............................................  $  347,500
Trustees' Fees and Expenses.................................  $   75,000
Printing Costs for Registration Statement, Prospectus and
  related documents.........................................  $  200,000
Accounting Fees and Expenses................................  $  125,000
Rating Agency Fees..........................................  $  200,000
Legal Fees and Expenses.....................................  $  500,000
Blue Sky Fees and Expenses..................................  $    7,500
Miscellaneous...............................................  $  145,000
                                                              ----------
          Total.............................................  $1,600,000
                                                              ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law, as amended, provides in regard to indemnification of directors and officers as follows:

     SEC. 145. Indemnification of officers, directors, employees and agents; insurance

          (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

          (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

          (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

     Article VII of American's By-Laws provides in regard to indemnification of directors and officers as follows:

          Section 1. Nature of Indemnity. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action by reason of the fact that he is or was or has agreed to become an employee or agent of the corporation, or is or was serving or has agreed to serve at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

          The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          Section 2. Successful Defense. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section l hereof or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          Section 3. Determination That Indemnification Is Proper. (a) Any indemnification of a director or officer of the corporation under Section l hereof (unless ordered by a court) shall be made by the corporation unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section 1 hereof. Such determination shall be made, with respect to a director or officer, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or
     (4) by the stockholders.

          (b) Any indemnification of an employee or agent of the corporation (who is not also a director or officer of the corporation) under Section 1 hereof (unless ordered by a court) may be made by the corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section l hereof. Such determination, in the case of an employee or agent, may be made (1) in accordance with the procedures outlined in the second sentence of this Section 3(a), or (2) by an officer of the corporation, upon delegation of such authority by a majority of the Board of Directors.

          Section 4. Advance Payment of Expenses. Expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The board of directors may authorize the corporation's counsel to represent a director, officer, employee or agent in any action, suit or proceeding, whether or not the corporation is a party to such action, suit or proceeding.

          Section 5.  Procedure for Indemnification of Directors or
     Officers. Any indemnification of a director or officer of the corporation under Sections 1 and 2, or advance of costs, charges and expenses of a director or officer under Section 4 of this Article, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer. If the corporation fails to respond within 60 days, then the request for indemnification shall be deemed to be approved. The right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction if the corporation denies such request, in whole or in part. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 4 of this Article where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in Section 1 of this Article, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors or a committee thereof, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 of this Article, nor the fact that there has been an actual determination by the corporation (including its board of directors or a committee thereof, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          Section 6. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the corporation and each director, officer, employee and agent who serves in such capacity at any time while these provisions as well as the relevant provisions of the Delaware Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

          The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 7. Insurance. The corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the corporation, or is or was serving at the request of the corporation as director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire board of directors.

          Section 8. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

     Section 102(b)(7) of the Delaware General Corporation Law, as amended, provides in regard to the limitation of liability of directors and officers as follows:

          (b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:

                                    * * * *

          (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) For any breach of the director's duty of loyalty to the corporation or its stockholders;
     (ii)for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under sec.174 of this title; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and
     (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with sec.141(a) of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

     Article Ninth of American's Restated Certificate of Incorporation provides in regard to the limitation of liability of directors and officers as follows:

          NINTH: No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the

     Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     American's directors and officers are also insured against claims arising out of the performance of their duties in such capacities.

     Reference is made to Section 6 of the form of Underwriting Agreement filed as Exhibit 1(a) to this Registration Statement for American's and the Underwriters' respective proposed agreements to indemnify each other, and to provide contribution in circumstances where indemnification is unavailable.

ITEM 16.  EXHIBITS.


EXHIBIT
NUMBER                     DESCRIPTION OF DOCUMENT
-------                    -----------------------
   1(a)  Form of Underwriting Agreement*
   4(a)  Form of Pass Through Trust Agreement between American
         Airlines, Inc. and State Street Bank and Trust Company of
         Connecticut, National Association#
   4(b)  Form of Pass Through Certificate (included in Exhibit 4(a))#
   5(a)  Opinion of Anne H. McNamara, Senior Vice President and
         General Counsel for American
   5(b)  Opinion of Debevoise & Plimpton, counsel for American
   5(c)  Opinion of Bingham Dana LLP, counsel for the Trustee
      8  Tax Opinion of Debevoise & Plimpton, counsel for American
         (included in Exhibit 5(b))
     12  Computation of Ratio of Earnings to Fixed Charges of
         American#
  23(a)  Consent of Ernst & Young LLP
  23(b)  Consent of Anne H. McNamara, Senior Vice President and
         General Counsel for American (included in Exhibit 5(a))
  23(c)  Consent of Debevoise & Plimpton, counsel for American
         (included in Exhibit 5(b))
  23(d)  Consent of Bingham Dana LLP, counsel for the Trustee
         (included in Exhibit 5(c))
     24  Powers of Attorney#
     25  Statement of Eligibility of Trustee on Form T-1#


---------------
* The form of Underwriting Agreement will be filed as an exhibit to a report on Form 8-K and incorporated herein by reference.


# Previously filed.


ITEM 17.  UNDERTAKINGS.

(a) Rule 415 offering.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filings incorporating subsequent Exchange Act documents by reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Competitive Bids.

     The undersigned registrant hereby undertakes (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Securities Act, and relating to the securities offered at competitive bidding, as contained in this Registration Statement, together with any supplements thereto, and (2) to file an amendment to this Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(d) Acceleration of Effectiveness.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) Registration Statement Permitted by Rule 430A under the Securities Act.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, American Airlines, Inc. certifies that it has reasonable grounds to believe that it meets all of the applicable requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 23rd day of April, 1999.


                                          AMERICAN AIRLINES, INC.

                                          By      /s/ ANNE H. McNAMARA
                                            ------------------------------------
                                                      ANNE H. MCNAMARA
                                             Senior Vice President and General
                                                           Counsel


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



            SIGNATURES                          TITLE
            ----------                          -----
         DONALD J. CARTY            Chairman of the Board,
                                      President and Chief
                                      Executive Officer; Director
                                      (Principal Executive
                                      Officer)

         GERARD J. ARPEY            Senior Vice President and
                                      Chief Financial Officer
                                      (Principal Financial and
                                      Accounting Officer)

          DAVID L. BOREN
                                      Directors                            By /s/ ANNE H. McNAMARA
        EDWARD A. BRENNAN                                           ------------------------------------
                                                                              (Anne H. McNamara
         AMANDO M. CODINA                                                     Attorney-in-Fact)
          EARL G. GRAVES                                                    Date: April 23, 1999
           DEE J. KELLY
        ANN D. MCLAUGHLIN
      CHARLES H. PISTOR, JR.
          JOE M. RODGERS
           JUDITH RODIN
          MAURICE SEGALL

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                     DESCRIPTION OF DOCUMENT
-------                    -----------------------
   1(a)  Form of Underwriting Agreement*
   4(a)  Form of Pass Through Trust Agreement between American
         Airlines, Inc. and State Street Bank and Trust Company of
         Connecticut, National Association#
   4(b)  Form of Pass Through Certificate (included in Exhibit 4(a))#
   5(a)  Opinion of Anne H. McNamara, Senior Vice President and
         General Counsel for American
   5(b)  Opinion of Debevoise & Plimpton, counsel for American
   5(c)  Opinion of Bingham Dana LLP, counsel for the Trustee
      8  Tax Opinion of Debevoise & Plimpton, counsel for American
         (included in Exhibit 5(b))
     12  Computation of Ratio of Earnings to Fixed Charges of
         American#
  23(a)  Consent of Ernst & Young LLP
  23(b)  Consent of Anne H. McNamara, Senior Vice President and
         General Counsel for American (included in Exhibit 5(a))
  23(c)  Consent of Debevoise & Plimpton, counsel for American
         (included in Exhibit 5(b))
  23(d)  Consent of Bingham Dana LLP, counsel for the Trustee
         (included in Exhibit 5(c))
     24  Powers of Attorney#
     25  Statement of Eligibility of Trustee on Form T-1#


---------------
* The form of Underwriting Agreement will be filed as an exhibit to a report on Form 8-K and incorporated herein by reference.


# Previously filed